Exhibit 23.3


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[FINPRO LOGO]

                                                  26 Church Stret o P.O. Box 323
                                                      Liberty Corner, N.J. 07938
                                           (908) 604-9336 o (908) 604-5951 (FAX)






May 7, 1998

Board of Directors
Roxborough Manayunk Federal Savings Bank
6060 Ridge Avenue
Philadelphia, PA  19128

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form S-1 Registration Statement and Amendments thereto of Thistle Group Holdings, co. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by FJF Financial, M.H.C. and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of Thistle Group Holdings, Co. provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1 and Form AC referred to below. We also consent to the use of our firms' name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form S-1, and any amendments thereto.

                                                     Very Truly Yours,


                                                     /s/ Donald J. Musso
                                                     -------------------
                                                     Donald J. Musso


Liberty Corner, New Jersey
May 7, 1998